                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                 MICROMUSE INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                [MICROMUSE LOGO]

                                 MICROMUSE INC.

                               139 TOWNSEND STREET
                             SAN FRANCISCO, CA 94107

                                 ---------------


                                 January 6, 1999





Dear Micromuse Stockholder:

    We cordially invite you to attend the Annual Meeting of Stockholders of Micromuse Inc., which will be held at the Sheraton Palace Hotel, 2 New Montgomery Street, San Francisco, California 94105 on Thursday, January 28, 1999, at 10:00 a.m. pacific standard time.

    Details of the business to be conducted at the Annual Meeting are given in the attached Proxy Statement and Notice of Annual Meeting of Stockholders.

    On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of the Company. We look forward to seeing you at the Annual Meeting.

Sincerely,



/s/ STEPHEN A. ALLOTT
-----------------------------------------------
Stephen A. Allott
Director, President and Chief Financial Officer

                                 MICROMUSE INC.
                               139 TOWNSEND STREET
                         SAN FRANCISCO, CALIFORNIA 94107



                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD JANUARY 28, 1999

   The Annual Meeting of Stockholders (the "Annual Meeting") of Micromuse Inc. (the "Company") will be held at the Sheraton Palace Hotel, 2 New Montgomery Street, San Francisco, California 94105 on Thursday, January 28, 1999, at 10:00 a.m., pacific standard time, for the following purposes:

   1. To elect three directors of the Board of Directors to serve until the 2001 Annual Meeting or until their successors have been duly elected and qualified;

   2. To approve an amendment to the 1997 Stock Option/Stock Issuance Plan to increase the number of shares available for issuance, as set forth in the accompanying proxy;

   3. To ratify the appointment of KPMG Peat Marwick LLP as independent auditors of the Company for the fiscal year ending September 30, 1999; and

   4. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

   The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only stockholders of record at the close of business on December 16, 1998 are entitled to notice of, and to vote at, the Annual Meeting and at any adjournments or postponements thereof. A list of such stockholders will be available for inspection at the Company's principal executive offices located at 139 Townsend Street, San Francisco, CA 94107 during ordinary business hours for the ten-day period prior to the Annual Meeting.



                                        BY ORDER OF THE BOARD OF DIRECTORS,


                                        /s/ STEPHEN A. ALLOTT
                                        ---------------------------------------
                                        STEPHEN A. ALLOTT
                                        Director, President and Chief
                                        Financial Officer

San Francisco, California
January 6, 1999


--------------------------------------------------------------------------------

                                    IMPORTANT

 WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING. IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE MEETING.

--------------------------------------------------------------------------------

                                [MICROMUSE LOGO]

                               139 TOWNSEND STREET
                         SAN FRANCISCO, CALIFORNIA 94107

                                 ---------------

                                 PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON JANUARY 28, 1999

                                 ---------------

                               GENERAL INFORMATION

   The enclosed proxy is solicited on behalf of the Board of Directors of Micromuse Inc., a Delaware corporation ("Micromuse" or the "Company"), for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Sheraton Palace Hotel, 2 New Montgomery Street, San Francisco, California 94105, on Thursday, January 28, 1999, and at any adjournment or postponement of the Annual Meeting. These proxy solicitation materials were first mailed on or about January 6, 1999 to all stockholders entitled to vote at the Annual Meeting.

                               PURPOSE OF MEETING

   The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Stockholders. Each proposal is described in more detail in this Proxy Statement.

                    VOTING RIGHTS AND SOLICITATION OF PROXIES

   The Company's Common Stock is the only type of security entitled to vote at the Annual Meeting. On December 16, 1998, the record date for determination of stockholders entitled to vote at the Annual Meeting, there were 15,635,763 shares of Common Stock outstanding. Each stockholder of record on December 16, 1998 is entitled to one vote for each share of Common Stock held by such stockholder on such date. Shares of Common Stock may not be voted cumulatively. All votes will be tabulated by the inspector of elections appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

QUORUM REQUIRED

   The Company's bylaws provide that the holders of a majority of the Company's Common Stock issued and outstanding and entitled to vote at the Annual Meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be counted as present for the purpose of determining the presence of a quorum.

VOTES REQUIRED

   Proposal 1. Directors are elected by a plurality of the affirmative votes cast by those shares present in person or represented by proxy and entitled to vote at the Annual Meeting. The three nominees for director receiving the highest number of affirmative votes will be elected. Abstentions and broker non-votes will not be counted towards a nominee's total. Stockholders may not cumulate votes in the election of directors.

   Proposal 2. Approval of the adoption of the amendment to the Company's 1997 Stock Option/Stock Issuance Plan requires the affirmative vote of a majority of those shares present, in person or represented by proxy, and entitled to vote at the Annual Meeting. Abstentions are not affirmative votes and, therefore, will have the same effect as a vote against the proposal. Broker non-votes will not be treated as entitled to vote on the matter and thus, will not affect the outcome of the voting on the proposal.

   Proposal 3. Ratification of the appointment of KPMG Peat Marwick LLP as the Company's independent auditors for the fiscal year ending September 30, 1999 requires the affirmative vote of a majority of those shares present, in person or represented by proxy, and entitled to vote at the Annual Meeting. Abstentions are not affirmative votes and, therefore, will have the same effect as a vote against the proposal. Broker non-votes will not be treated as entitled to vote on the matter and thus, will not affect the outcome of the voting on the proposal.

PROXIES

   Whether or not you are able to attend the Company's Annual Meeting, you are urged to complete and return the enclosed proxy, which is solicited by the Company's Board of Directors and which will be voted as you direct on your proxy when properly completed. In the event no directions are specified, such proxies will be voted FOR the Nominees of the Board of Directors (as set forth in Proposal No. 1), FOR Proposals Nos. 2 and 3, and in the discretion of the proxy holder as to other matters that may properly come before the Annual Meeting. You may also revoke or change your proxy at any time before the Annual Meeting. To do this, send a written notice of revocation or another signed proxy with a later date to the Secretary of the Company at the Company's principal executive offices before the beginning of the Annual Meeting. You may also automatically revoke your proxy by attending the Annual Meeting and voting in person. All shares represented by a valid proxy received prior to the Annual Meeting will be voted.

SOLICITATION OF PROXIES

   The cost of soliciting proxies, including the preparation, assembly, printing, and mailing of this Proxy Statement, the proxy, and any additional soliciting material furnished to stockholders will be borne by the Company. The Company has retained the services of CIC to assist in the solicitation of proxies, for which it will receive a fee from the Company of approximately $5,000, plus out-of-pocket expenses. In addition, the Company may reimburse brokerage houses and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. The Company will furnish copies of solicitation material to such brokerage houses and other representatives. Proxies may also be solicited by certain of the Company's directors, officers and employees, without additional compensation, personally or by telephone, telecopy or telegram. Except as described above, the Company does not presently intend to solicit proxies other than by mail.


                     PROPOSAL NO. 1 -- ELECTION OF DIRECTORS

   The Company's Certificate of Incorporation provides for a Classified Board of Directors, with the terms of office of each class of Directors ending in successive years. The Company currently has authorized five directors and has one vacancy on the Board. At the Annual Meeting, three directors are to be elected to serve until the Company's 2001 Annual Meeting or until their successors are elected and qualified. The directors who are being nominated for election to the Board of Directors (the "Nominees"), their ages as of December 16, 1998, their positions and offices held with the Company and certain biographical information are set forth below. Each Nominee for election has agreed to serve if elected, and management has no reason to believe that any Nominee will be unavailable to serve. In the event any Nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who may be designated by the present Board of Directors to fill the vacancy. Unless otherwise instructed, the proxy holders will vote the Proxies received by them FOR the Nominees named below. The three Nominees receiving the highest number of affirmative votes of the shares represented and voting on this proposal at the Annual Meeting will be elected directors of the Company.

                         YEAR FIRST POSITIONS & OFFICES

                              YEAR FIRST
                               ELECTED
     NOMINEES            AGE   DIRECTOR    HELD WITH THE COMPANY
     --------            ---  ----------   ---------------------
Stephen A. Allott        40      1998      Director, President and Chief Financial Officer
Angela Dawes (1)         36      1997      Manager of Strategic Accounts and Director
David C. Schwab (2)(3)   41      1996      Director

----------
(1) Member of the Stock Option Committee
(2) Member of the Audit Committee
(3) Member of the Compensation Committee


   Mr. Allott has served as the Company's President and as a director since October 1998 and as the Company's Chief Financial Officer since July 1998. Mr. Allott served as the Company's Senior Vice President, Finance from September 1997 to July 1998. From June 1997 to September 1997, Mr. Allott served as Vice President, Global Telco Industry. From April 1996 to September 1997, Mr. Allott served as Managing Director, Micromuse Europe. From September 1995 to April 1996 he served as the Company's Business Development Director. Mr. Allott has also been a director of Micromuse plc since March 1996. Prior to joining the Company, Mr. Allott served as a strategy consultant with McKinsey & Company from September 1990 to September 1995. From May 1988 to September 1990, Mr. Allott served as United Kingdom legal counsel for Sun Microsystems, UK. Mr. Allott received his M.A., Law from Trinity College, Cambridge and was called to the English Bar at Gray's Inn.

   Mrs. Dawes has been a director of the Company since September 1997. Mrs. Dawes has also served as Manager of Strategic Accounts since October 1998. Mrs. Dawes served as Director of Sales, Western Region from January 1997 to October 1998. From July 1996 to January 1997, Mrs. Dawes served in various capacities within the Company's sales department, most recently as Eastern Region Director of Sales. From April 1993 to July 1996, Mrs. Dawes served as the Company's Strategic Accounts Manager. Mrs. Dawes has also been a director of Micromuse plc since its inception. Prior to joining the Company, Mrs. Dawes served at Computer Associates International, Inc. in various capacities.

   Mr. Schwab has been a director of the Company since December 1996. Mr. Schwab has been a general partner of Sierra Ventures since November 1996. Prior to joining Sierra Ventures, Mr. Schwab co-founded Scopus Technology, Inc., a client-server software systems company, and served in various capacities from August 1991 to June 1996, most recently as Vice President of Sales. Mr. Schwab received his B.A. in Systems Engineering from University of California San Diego, an M.S. and ENG. in Aerospace Engineering from Stanford University, and an MBA from Harvard Business School.

CONTINUING DIRECTOR -- TERM ENDING IN 2000

    Set forth below is information regarding the continuing Director of the Company, including his age, the period during which he has served as a Director, and information furnished by him as to principal occupations and directorships held by him in corporations whose shares are publicly registered.

    Michael E.W. Jackson, age 48, has been a director of the Company since July 1998. Mr. Jackson has also been a director of Micromuse plc since March 1994. Mr. Jackson has been a Chairman of Elderstreet Investments, a venture capital and investment house since 1990. Since January 1998, Mr. Jackson has served as Deputy Chairman of British Thornton Holdings plc. Mr. Jackson has also served as a non-executive director for Hat Pin plc since June 1996 and Spargo Consulting plc since May 1994. Mr. Jackson has also served as a director of Sage Group plc., an accounting software company, since July 1984 and as non-executive chairman since September 1997. Mr. Jackson received his LLB in Law from Cambridge University.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

   During the fiscal year ended September 30, 1998, the Board of Directors held eight meetings and acted by written consent on five occasions. For the fiscal year, each of the directors during the term of their tenure attended or participated in at least 75% of the aggregate of (i) the total number of meetings or actions by written consent of the Board of Directors and (ii) the total number of meetings held by all Committees of the Board of Directors on which each such director served. During such year the Board of Directors had an Audit Committee, a Compensation Committee and a Stock Option Committee.

   During the fiscal year ended September 30, 1998, the Audit Committee held no meetings. The Audit Committee currently consists of two directors, Messrs. Jackson and Schwab. The Audit Committee reviews, acts on and reports to the Board of Directors with respect to various auditing and accounting matters, including the selection of the Company's independent accountants, the scope of the annual audits, fees to be paid to the independent accountants, the performance of the Company's independent accountants and the accounting practices of the Company.

   During the fiscal year ended September 30, 1998, the Compensation Committee held three meetings. The Compensation Committee currently consists of two directors, Messrs. Jackson and Schwab. The Compensation Committee establishes salaries, incentives and other forms of compensation for officers and other employees of the Company and administers the incentive compensation and benefit plans of the Company and will administer the 1997 Stock Option/Stock Issuance Plan and Employee Stock Purchase Plan.

   During the fiscal year ended September 30, 1998, the Stock Option Committee held no meetings and acted by written consent on 17 occasions. The Stock Option Committee currently consists of one director, Angela Dawes, and one non-director. The Stock Option Committee has the authority to grant options covering up to 7,000 shares to new, non-officer employees of the Company.

   The Company currently has no standing Nominating Committee. Nominations for election of directors at the Annual Meeting were made by the full Board of Directors of the Company.

DIRECTOR COMPENSATION

   Directors are reimbursed for reasonable expenses incurred by them in attending meetings of the Board of Directors and any applicable Committee meetings. On July 15, 1997, the Company issued to David C. Schwab 60,000 shares of Common Stock pursuant to the Company's 1997 Stock Option/Stock Issuance Plan. Non-employee directors may also receive periodic option grants under the Company's 1997 Stock Option/Stock Issuance Plan. See "Proposal 2 - Amendment to the 1997 Stock Option/Stock Issuance Plan." Michael E.W. Jackson will receive $20,000 in cash for his service as a Board member per fiscal year, beginning in fiscal year 1999. Mr. Jackson will receive $3,000 for each meeting of the Board of Directors that he attends, beginning in fiscal year 1999.

RECOMMENDATION OF THE BOARD OF DIRECTORS

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES LISTED HEREIN.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of November 25, 1998 by (i) each person known by the Company to be the beneficial owner of more than five percent of the outstanding shares of the Company's Common Stock, (ii) each of the Company's directors and the executive officers named in the "Executive Compensation -- Summary Compensation Table," and (iii) all current directors and executive officers as a group.

   Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934 (the "Exchange Act"). Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided; in computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person's actual voting power at any particular date.

                                                                      SHARES OF COMMON STOCK
                                                                     BENEFICIALLY OWNED (1)(2)
----------------------------------------------------   ------------------------------------------------------
BENEFICIAL OWNER                                           NUMBER OF SHARES           PERCENTAGE OWNERSHIP
----------------------------------------------------   --------------------------   -------------------------
Stephen A. Allott  (3)...........................              84,637                         *
    Disraeli House
    90 Putney Bridge Road
    London, U.K.  SW18 1DA
David N. Dorrance  (4)...........................              75,500                         *
    Disraeli House
    90 Putney Bridge Road
    London, U.K.  SW18 1DA
Mark J. Peach  (5)...............................              68,020                         *
    Disraeli House
    90 Putney Bridge Road
    London, U.K.  SW18 1DA
Timothy J. Tokarsky (6)..........................              67,000                         *
    730 3rd Avenue, 4th Floor
    New York, NY  10
Christopher J. Dawes.............................              25,025                         *
    139 Townsend Street
    San Francisco, CA  94107
Angela Dawes.....................................            1,422,913                      9.1%
    14875 Landmark Blvd., Suite 216
    Dallas, TX 75240
Michael E.W. Jackson.............................              55,341                         *
    Elderstreet Investments Ltd.
    32 Bedford Road
    London WC1R 4HE
David C. Schwab..................................             112,284                         *
    3000 Sand Hill Road
    Building 4, Suite 210
    Menlo Park, CA 94025
Directors and Executive Officers as a group
(10 persons)  (7)................................            2,032,653                      12.7%

----------

 *  Less than one percent of the outstanding shares of Common Stock.

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of November 25, 1998 are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing percentage ownership of each other person. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock. To the Company's knowledge, the entities named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(2) Percentage ownership is based on 15,615,046 shares of Common Stock outstanding on November 25, 1998.

(3) Includes 84,637 shares of Common Stock issuable upon exercise of options that are currently exercisable or exercisable within 60 days of November 25, 1998.

(4) Includes 75,500 shares of Common Stock issuable upon exercise of options that are currently exercisable or exercisable within 60 days of November 25, 1998.

(5) Includes 68,020 shares of Common Stock issuable upon exercise of options that are currently exercisable or exercisable within 60 days of November 25, 1998.

(6) Includes 67,000 shares of Common Stock issuable upon exercise of options that are currently exercisable or exercisable within 60 days of November 25, 1998.

(7) Includes 417,090 shares of Common Stock issuable upon exercise of options that are currently exercisable or exercisable within 60 days of November 25, 1998.

                               COMPENSATION REPORT


REPORT OF EXECUTIVE COMPENSATION

   This Report describes the compensation policies and rationale applied to the compensation paid to the Company's executive officers for the fiscal year ended September 30, 1998.

PURPOSE

   For the 1998 fiscal year the Board of Directors, with the recommendation of the Compensation Committee, established the level of base salary and bonus programs to be paid to the Chief Executive Officer and other executive officers of the Company and administered the Company's 1997 Stock Option/Stock Issuance Plan and the Employee Stock Purchase Plan. The Compensation Committee administered the Company's 1997 Stock Option/Stock Issuance Plan with respect to the Company's executive officers. In addition, the Board approved the individual bonus programs to be in effect for the Chief Executive Officer and other executive officers and certain other key employees each fiscal year.

   For the 1998 fiscal year, the process used to determine executive officer compensation levels was based upon the Board's subjective judgment. Among the factors considered by the Board were the recommendations of the Chief Executive Officer, Chief Financial Officer and Compensation Committee with respect to the compensation of the Company's executive officers. However, the Board made the final compensation decisions for such officers.

GENERAL COMPENSATION POLICY

   The Company's executive compensation policy is to offer the Company's executive officers competitive compensation opportunities based upon increasing stockholder value and individual achievement of defined objectives. The policy is competitive in order to recruit, retain and motivate people of needed capabilities. It is the Company's objective to have compensation be highly competitive with that of comparable public software companies (the "Peer Companies"). Compensation should include meaningful equity in the Company, which strengthens the mutuality of interests between the executive officers and the stockholders. Each executive officer's compensation package is generally comprised of three elements: (i) base salary, (ii) cash incentive bonuses, and
(iii) long-term common stock-based incentive awards.

BASE SALARY

   The base salary for each executive officer is set on the basis of personal performance and a review of comparable positions at the Peer Companies. The level of base salary set for such executive officers to date has been comparable to the average of the surveyed compensation data for the Peer Companies.

ANNUAL INCENTIVE COMPENSATION

   Each year the Board or Compensation Committee will establish a set of objectives for each executive officer, one based on Company performance and the second based on achievement of individual objectives. At the end of the fiscal year, the Board or Compensation Committee will evaluate the objectives to determine whether the specified objectives were met and will determine whether extraordinary accomplishments should be considered in determining the bonus award. For 1998, target incentives varied by group and each officer's objectives required achievement of his group's objectives, as well as achievement of corporate revenue and/or corporate bookings. For 1998, actual bonuses paid reflected an individual's accomplishment of both corporate and functional objectives, with approximately equal weight being given to achievement of corporate and functional objectives.

LONG-TERM INCENTIVE COMPENSATION

   During the 1998 fiscal year, the Compensation Committee, in its discretion, made option grants to Mark J. Peach, David N. Dorrance and Peter Shearan under the 1997 Stock Option/Stock Issuance Plan. The size of each grant was set at a level that together with past option grants the Board and the Compensation Committee deemed appropriate to create a meaningful opportunity for stock ownership based upon the individual's current position with the Company. However, other factors considered include: the individual's potential for future responsibility, the individual's performance in the recent period, and the number of unvested options held by the individual at the time of the new grant.

   The grants are designed to align the interests of the executive officer with those of the stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Each grant allows the officer to acquire shares of the Company's Common Stock at a fixed price per share (the market price on the grant date) over a specified period of time. The option generally vests in periodic installments over a four-year period, contingent upon the executive officer's continued employment with the Company. Accordingly, the option will provide a return to the executive officer only if he remains in the Company's employ, and then only if the market price of the Company's Common Stock appreciates over the option term.

CEO COMPENSATION

   The annual base salary for Mr. Dawes, the Company's former Chairman of the Board and former President and Chief Executive Officer, was established by the Board based on the Board's subjective evaluation of Mr. Dawes' personal performance of his duties. Mr. Dawes was not granted an option in fiscal 1998.

TAX LIMITATION

   Under the federal tax laws, a publicly held company such as Micromuse Inc. will not be allowed a federal income tax deduction for compensation paid to certain executive officers to the extent that compensation exceeds $1 million per officer in any year. It is not expected that the compensation to be paid to the Company's executive officers for the 1998 fiscal year will exceed the $1 million limit per officer. In order to qualify option grants under the Company's 1997 Stock Option/Stock Issuance Plan for an exemption available to performance-based compensation, the stockholders have approved certain provisions of the Plan, including a limit on the maximum number of option shares that any one participant may receive each calendar year. Accordingly, any compensation deemed paid to an executive officer when he exercises an outstanding option under the 1997 Stock Option/Stock Issuance Plan with an exercise price equal to the fair market value of the option shares on the grant date should qualify as performance-based compensation that will not be subject to the $1 million limitation.


                                         BOARD OF DIRECTORS

                                         Stephen A. Allott
                                         Angela Dawes
                                         David C. Schwab
                                         Michael E.W. Jackson



           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

   The Compensation Committee of the Company's Board of Directors was formed in February, 1998 and the members of the Compensation Committee are Messrs. Jackson and Schwab. None of the members of the Compensation Committee was at any time during the 1998 fiscal year or at any other time an officer or employee of the Company. No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

                             STOCK PERFORMANCE GRAPH

   The graph set forth below compares the cumulative total stockholder return on the Company's Common Stock between February 13, 1998 (the date the Company's Common Stock commenced public trading) and September 30, 1998, with the cumulative total return of (i) the S&P 500 Index and (ii) the Nasdaq Stock Market - U.S. Index, over the same period. This graph assumes the investment of $100.00 on February 13, 1998 in the Company's Common Stock, the S&P 500 Index and the Hambrecht & Quist Software Index, and assumes the reinvestment of dividends, if any.

   The comparisons shown in the graph below are based upon historical data and the Company cautions that the stock price performance shown in the graph below is not indicative of, nor intended to forecast, the potential future performance of the Company's Common Stock. Information used in the graph was obtained from Standard & Poor's Compustat Total Return Service, a source believed to be reliable, but the Company is not responsible for any errors or omissions in such information.

           COMPARISON OF CUMULATIVE TOTAL RETURN AMONG MICROMUSE INC., THE S&P 500 INDEX AND THE NASDAQ STOCK MARKET - U.S. INDEX

                                    [GRAPH]

                            TOTAL SHAREHOLDER RETURN

             --------------------------------------------------
                                     13-FEB-98         SEP 98
             --------------------------------------------------
               MICROMUSE INC.           100            148.96
             --------------------------------------------------
               S&P 500 INDEX            100            100.20
             --------------------------------------------------
               NASDAQ                   100            103.78
             --------------------------------------------------

   The Company effected its initial public offering on February 12, 1998 at a per share price of $12.00. The graph above, however, commences with the closing price of $18.88 per share on February 13, 1998 -- the date the Company's Common Stock commenced public trading.

   Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act of 1933, as amended, or the Exchange Act, as amended, that might incorporate this Proxy Statement or future filings made by the Company under those statutes, the Compensation Report and Stock Performance Graph are not deemed filed with the Securities and Exchange Commission and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes.

EXECUTIVE COMPENSATION

   The following Summary Compensation Table sets forth the compensation earned by the Company's Chief Executive Officer and the four other most highly compensated officers whose salary and bonus for the fiscal year ended September 30, 1998 exceeded $100,000 (collectively, the "Named Executive Officers"), for services rendered in all capacities to the Company and its subsidiaries for the fiscal year ended September 30, 1998.

                           SUMMARY COMPENSATION TABLE

                                                                         LONG-TERM
                                            ANNUAL COMPENSATION         COMPENSATION
                                    ------------------------------------------------
                                                                           AWARDS
                                                                        ------------
                                                                         SECURITIES
                              FISCAL                      OTHER ANNUAL   UNDERLYING      ALL OTHER
 NAME AND PRINCIPAL POSITION   YEAR  SALARY($)  BONUS($)  COMPENSATION($) OPTIONS(#)   COMPENSATION($)
----------------------------- ------ ---------  --------  --------------- ----------   ---------------
Christopher J. Dawes(1)...... 1998  $170,000    $167,000    $54,419(2)         -         $8,500(3)
  Former President and Chief  1997   187,500    157,495      35,514(4)         -          8,093(3)
  Executive Officer
Stephen A. Allott (5)........ 1998   226,716      9,767      13,158(6)         -              -
  President and Chief         1997   161,581          -           -       19,033              -
  Financial Officer
David N. Dorrance............ 1998   149,561    233,524      24,986(7)    20,000              -
  Senior Vice President,      1997  32,158(8)         -           -            -              -
  Sales
Mark J. Peach................ 1998   150,365      1,643      30,194(9)    10,000              -
  Senior Vice President,      1997   108,614          -     10,541(10)    15,320              -
  Development
Timothy J. Tokarsky.......... 1998   175,000          -           -            -              -
  Vice President, Business    1997   108,814          -           -       77,000              -
  Development

--------------

 (1) Mr. Dawes ceased to be President and Chief Executive Officer in October, 1998 and ceased to be a Director in November, 1998.

 (2) Includes $9,916 car allowance, $2,533 fuel payment, $11,584 payment for tax preparation fees, $7,106 payment for a golf club membership, $8,713 payment for a chauffeur and $12,918 for security services.

 (3) Company's contributions made to the Company's U.K. pension plan which is a defined contribution plan.

 (4) Includes $14,162 car allowance, $6,530 payment for a golf club membership and $12,975 payment for accounting fees.

 (5) Mr. Allott was appointed President in October, 1998.

 (6) Includes $13,158 car allowance.

 (7) Includes $22,930 car allowance and $2,056 fuel payment.

 (8) Mr. Dorrance commenced employment in June, 1997.

 (9) Includes $26,755 car allowance and $3,439 fuel payment.

(10) Includes $8,694 car allowance.

OPTION GRANTS

   The following table contains information concerning the stock option grants made to each of the Named Executive Officers in the fiscal year ended September 30, 1998. No stock appreciation rights were granted to these individuals during such year.



                                                                                   POTENTIAL
                                                     INDIVIDUAL GRANT           REALIZABLE VALUE
                                              --------------------------------     AT ASSUMED
                                               % OF TOTAL                       ANNUAL RATES OF
                                    NUMBER OF    OPTIONS                           STOCK PRICE
                                    SECURITIES   GRANTED                           APPRECIATION
                                    UNDERLYING     TO
                                     OPTIONS    EMPLOYEES  EXERCISE             FOR OPTION TERM(4)
                                     GRANTED       IN        PRICE   EXPIRATION -------------------
               NAME                  (#)(1)      1998(2)   ($/SH)(3)     DATE      5% ($)   10% ($)
------------------------------------------------------------------------------ -------------------
Christopher J. Dawes...............      0         -          -         -           -       -
Stephen A. Allott .................      0         -          -                     -       -
David N. Dorrance.................. 20,000(5)       4.3%     $8.00  01/20/05   $65,136  $151,795
Mark J. Peach ..................... 10,000(5)      2.15       7.00  10/23/04    28,497    66,410
Timothy J. Tokarsky................      0         -          -         -            -      -

--------------

(1) On October 8, 1998, the Company granted Messrs. Allott and Peach option shares at an exercise price of $8.75 per share, which is the closing price, as reported by the Nasdaq National Market System on the option grant date. Specifically, the Named Executive Officers received the following number of option shares: Mr. Allott - 100,000 shares; and Mr. Peach - 25,000 shares.

(2)  Based on an aggregate of 465,924 option shares granted in fiscal 1998.

(3) The exercise price per share of options granted represented the fair market value of the underlying shares of Common Stock on the option grant date, which is equal to the closing price, as reported by the Nasdaq National Market System on the option grant date. The exercise price may be paid in cash, in shares of the Company's Common Stock valued at fair market value on the exercise date or through a cashless broker-assisted exercise procedure involving a same-day sale of the purchased shares. The Company may also finance the option exercise by loaning the optionee sufficient funds to pay the exercise price for the purchased shares.

(4) The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Securities and Exchange Commission. There can be no assurance provided to any executive officer or any other holder of the Company's securities that the actual stock price appreciation over the 7-year option term will be at the assumed 5% or 10% levels or at any other defined level. Unless the market price of the Common Stock appreciates over the option term, no value will be realized from the option grants made to the executive officers.

(5) Each of the options is immediately exercisable, but any shares purchased under the options are subject to vesting requirements and may be repurchased by the Company at the original exercise price paid per share upon the optionee's cessation of service prior to vesting in such shares. The repurchase right lapses with respect to 25% of the option shares upon completion of one year of service from the vesting commencement date and the balance in a series of equal monthly installments over the next 36 months of service thereafter. The holder of purchased shares, whether or not subject to the Company's repurchase right, is entitled to vote all such shares. The option shares will vest immediately upon an acquisition of the Company by merger or asset sale, unless the Company's repurchase right with respect to the unvested option shares is assigned to the acquiring entity. Each option has a maximum term of seven years, subject to earlier termination in the event of the optionee's cessation of employment with the Company.

OPTION EXERCISES AND FISCAL YEAR-END VALUES

   The following table sets forth information concerning the year-end number and value of unexercised options with respect to each of the Named Executive Officers. No options and no stock appreciation rights were exercised by the Named Executive Officers in fiscal year 1998, and no stock appreciation rights were outstanding at the end of that year.


                                                        NUMBER OF
                                                       SECURITIES             VALUE OF
                                                       UNDERLYING            UNEXERCISED
                                                       UNEXERCISED          IN-THE-MONEY
                                                         OPTIONS               OPTIONS
                                                     AT FY-END(#)(1)       AT FY-END($)(2)
                                                   ------------------- -----------------------
                       NAME                         VESTED   UNVESTED    VESTED     UNVESTED
---------------------------------------------------------------------- ----------- -----------
Christopher J. Dawes.............................        0          0          -           -
Stephen A. Allott................................   73,817     10,820  $1,105,645  $ 152,833
David N. Dorrance................................   20,313     64,687     286,921    803,704
Mark J. Peach....................................   73,095     19,925   1,072,430    236,441
Timothy J. Tokarsky..............................   15,400     61,600     217,525    870,100

--------------

(1) Each of the options listed in the table is immediately exercisable, but any shares purchased under the options will be subject to vesting requirements and may be repurchased at the original exercise price per share upon the optionee's cessation of service prior to vesting in such shares. Please see footnote 5 to the Option Grant Table for more details.

(2) Based on the fair market value of the Company's Common Stock at fiscal year end ($16.625 per share), and such value is equal to the closing price, as reported by the Nasdaq National Market System, less the exercise price payable for such shares.

             EMPLOYMENT CONTRACTS AND CHANGE IN CONTROL ARRANGEMENTS

   The Company's executive officers have standard offer letters with the Company that set forth their base salary, option grant and eligibility to participate in employee benefit programs available to similarly situated employees. The Company's executive officers do not have any severance agreements with the Company, and their employment may be terminated at any time at the discretion of the Board of Directors. Mr. Allott's offer letter also provides that he must give the Company three months of notice prior to a resignation.

   Upon a Corporate Transaction, the vesting of each outstanding option shall automatically accelerate so that each such option shall become fully vested and exercisable (and applicable repurchase rights shall lapse), except to the extent any such option is assumed or replaced with a comparable option or cash incentive program by the successor corporation. In addition, the Plan Administrator, the Board or an authorized committee, shall have the discretion to provide for the automatic vesting acceleration of any options upon the occurrence of a Corporate Transaction or Change in Control or upon an involuntary termination following such a transaction. See "Proposal 2 - Amendment to the 1997 Stock Option/Stock Issuance Plan."

    PROPOSAL NO. 2 -- AMENDMENT TO THE 1997 STOCK OPTION/STOCK ISSUANCE PLAN

   The Micromuse Inc. 1997 Stock Option/Stock Issuance Plan (the "Option Plan") was created in order to assist the Company in the recruitment, retention and motivation of key employees who are experienced, highly qualified and in a position to make material contributions to the Company's success. The limited number of skilled and experienced employees in this industry are in demand by a growing number of employers. The Company believes that stock options are critical in attracting and retaining these key contributors.

   The stockholders are being asked to vote on a proposal to approve an amendment to the Option Plan to increase the number of shares available for issuance. The proxy holders intend to vote all proxies received by them FOR the Amendment to the Option Plan.

   The Option Plan was adopted on March 7, 1997 and approved by the stockholders on March 8, 1997 and was amended several times to provide for an increase in the number of shares authorized for issuance under the Option Plan. The Board and the stockholders approved an amendment to the Option Plan on January 20, 1998 to provide for automatic annual increases in the share reserve and to make certain other changes. The Option Plan was also amended on May 18, 1998 to change the composition of the Stock Option Committee.

   The Board of Directors believes that option grants and stock issuances under the Option Plan play a critical role in the Company's efforts to attract, employ and retain employees, directors, and consultants of outstanding ability. The principal terms and provisions of the Option Plan are summarized below. The summary, however, is not intended to be a complete description of all the terms of the Option Plan. A copy of the Option Plan will be furnished by the Company to any stockholder upon written request to the Secretary of the Company at the executive offices in San Francisco, California.

   Structure. The Option Plan is divided into:

   (i) the Option Grant Program, under which eligible persons may be granted options to purchase shares of Common Stock at an exercise price of at least 85% of their fair market value on the grant date (to the extent required under applicable tax or securities laws) and

   (ii) the Stock Issuance Program, under which such persons may be issued shares of Common Stock directly through the purchase of such shares at a price of at least 85% of their fair market value at the time of their issuance or as a bonus tied to the performance of services.

   Administration. The Compensation Committee of the Board, which is comprised of two or more non-employee Board members, may administer the Option Plan. Committee members serve for such period of time as the Board may determine. The Option Plan may also be administered with respect to optionees who are not executive officers subject to the short-swing profit rules of Federal securities laws by the Board or the Stock Option Committee. The Stock Option Committee is comprised of one or more Board members. The Stock Option Committee may only grant options to newly hired non-officer employees for up to 7,000 option shares.

   Subject to the terms of the Option Plan, the Plan Administrator (Compensation Committee or Board, as applicable) has full authority to determine the:

o   Eligible individuals who are to receive grants under the Option Plan,
o   Number of shares to be covered by each granted option,
o   Date or dates on which the option is to become exercisable,
o   Maximum term for which the option is to remain outstanding,
o Whether the granted option will be an incentive stock option ("Incentive Option") that satisfies the requirements of Internal Revenue Code Section 422 or a non-statutory option not intended to meet such requirements, and
o   Remaining provisions of the option grant.

   The Stock Option Committee acts as Plan Administrator in very specific circumstances and is governed by specific rules. The Stock Option Committee may only make option grants to non-officer employees for options covering up to 7,000 shares.

   Eligibility.

o   Employees (including officers)
o   Consultants and independent contractors and
o Non-employee members of the Board or the board of directors of any subsidiary corporation are eligible to receive option grants or stock issuances under the Option Plan.

   As of November 25, 1998, approximately 199 persons (including seven executive officers) were eligible to participate in the Option Plan.

   Securities Subject to Option Plan.

o Subject to the adoption of Proposal 2, the maximum number of shares of Common Stock that may be issued over the term of the Option Plan is 3,312,600 shares.
o The number of shares of Common Stock available for issuance under the Option Plan automatically increases on October 1 of each fiscal year, starting in 1999, by a number equal to the lesser of 5% of the shares of Common Stock then outstanding or 1,000,000 shares.
o   The Company requests a share increase of 800,000 shares because:
    1. The Company anticipates that it will hire approximately 25 employees per quarter;
    2.  The Company needs to hire a new chief executive officer;
    3. The Company needs to hire several key executives, including a vice president of marketing;
    4. The Company needs to recruit, retain and motivate these employees and officers; and
    5.  The Company would like to reward exceptional performance.

o Thus, the Company requests a share increase of 800,000 shares (approximately 5% of the Company's outstanding shares) under the Option Plan to enable the Company to hire, retain and motivate new employees during fiscal 1999, including the recruitment of a new chief executive officer.
o Therefore, assuming that the stockholders approve Proposal 2, the number of shares of Common Stock available for issuance under the Option Plan would increase to 3,312,600 shares.
o Please see "Option Plan Amendments" below for a specific explanation of the number of shares available for future option grant.

   No one person participating in the Option Plan may receive options and direct stock issuances for more than 500,000 shares of Common Stock per calendar year.

   Should an option expire or terminate for any reason prior to exercise in full, the shares subject to the portion of the option not so exercised will be available for subsequent option grants under the Option Plan.

OPTION GRANT PROGRAM

   Price and Exercisability. The option exercise price per share of an Incentive Option must be at least 100% of the fair market value of the Common Stock on the grant date and, of a non-statutory option, at least 85% of the fair market value of the Common Stock on the grant date, to the extent required under applicable tax or securities laws. Options granted under the Option Grant Program become exercisable at such time or times and during such period as the Plan Administrator may determine and as described in the option agreement.

   The exercise price may be paid in:

   o   Cash
   o   Check made payable to the Company or
   o   Shares of Common Stock.

   Options may also be exercised through a same-day sale program, under which a designated brokerage firm effects the immediate sale of the shares purchased under the option and pays over to the Company, out of the sale proceeds on the settlement date, sufficient funds to cover the exercise price for the purchased shares plus all applicable withholding taxes.

   The Compensation Committee or Board may also authorize a Company loan to the optionee (including an officer or director) to pay the exercise price. The terms and conditions of any such loan will be established by the Compensation Committee or Board in its sole discretion.

   No optionee is to have any stockholder rights with respect to the option shares until the optionee has exercised the option, paid the exercise price and become a holder of record of the shares. Options are not assignable or transferable other than by will or the laws of descent and distribution, and during the optionee's lifetime, the option may be exercised only by the optionee.

   Termination of Service. Any option held by the optionee at the time of cessation of service will not remain exercisable beyond the designated post-service exercise period. Under no circumstances, however, may any option be exercised after the specified expiration date of the option term. Each such option will normally during such limited period be exercisable only as to the vested shares of Common Stock at the time of cessation of service. The Compensation Committee or Board has complete discretion to extend the exercisability period following the optionee's cessation of service and/or to accelerate the exercisability and vesting of such options in whole or in part. Such discretion may be exercised at any time while the options remain outstanding, whether before or after the optionee's actual cessation of service.

   The shares of Common Stock acquired upon the exercise of one or more options may be subject to repurchase by the Company at the original exercise price paid per share upon the optionee's cessation of service prior to vesting in such shares. The Committee or Board has complete discretion in establishing the vesting schedule to be in effect for any such unvested shares and may cancel the Company's outstanding repurchase rights with respect to those shares at any time, thereby accelerating the vesting of the shares subject to the canceled rights.

   Incentive Options. Incentive Options may only be granted to employees of the Company or any subsidiary corporation. During any calendar year, the aggregate fair market value (determined as of the grant date(s)) of the Common Stock for which one or more options granted to any employee under the Option Plan (or any other option plan of the Company or its subsidiary corporations) may for the first time become exercisable as Incentive Options shall not exceed $100,000.

   Tandem Stock Appreciation Rights. One or more optionees may be granted the right to elect between the exercise of the underlying option for shares of Common Stock and the surrender of that option in exchange for a cash distribution from the Company equal to the excess of (a) the fair market value (on the option surrender date) of the number of vested shares under the surrendered option (or surrendered portion thereof) over (b) the option exercise price payable for such shares. This stock appreciation right is exercisable upon terms established by the Board or Compensation Committee.

   Limited Stock Appreciation Rights. One or more officers of the Company subject to the short-swing profit restrictions of the Federal securities laws may be granted limited stock appreciation rights in connection with their option grants under the Option Plan. Any option with such a limited stock appreciation right may be surrendered by the holder, to the extent vested, upon the successful completion of a hostile tender offer for more than 50% of the Company's outstanding voting stock. In return, the officer will be entitled to a cash distribution from the Company in an amount per canceled option share equal to the excess of (i) the highest price per share of Common Stock paid in the tender offer over (ii) the option exercise price.

STOCK ISSUANCE PROGRAM

   Shares may be sold under the Stock Issuance Program at a price per share of at least 85% of fair market value, payable in cash or through a promissory note payable to the Company. Shares may also be issued solely as a bonus for past services.

   The issued shares may either be immediately vested upon issuance or subject to a vesting schedule tied to the performance of service or the attainment of performance goals. The Board or Compensation Committee will, however, have the discretionary authority at any time to accelerate the vesting of any and all unvested shares.

GENERAL PROVISIONS

   Acceleration of Vesting/Termination of Repurchase Rights. If one of the following transactions (a "Corporate Transaction") occurs:

      (i) the sale, transfer, or other disposition of all or substantially all of the Company's assets in complete liquidation or dissolution of the Company, or

      (ii) a merger or consolidation in which securities with more than 50% of the total combined voting power of the Company's outstanding securities are transferred to a person or persons other than the persons holding those securities immediately before such transaction, each outstanding option under the Option Plan will, immediately before the effective date of the Corporate Transaction, become fully vested and exercisable for all of the option shares. Any repurchase right will also terminate at that time.

      However, the vesting of an outstanding option will not accelerate if and to the extent:

      (i) such option is, in connection with the Corporate Transaction, either to be assumed by the successor corporation (or parent) or to be replaced with a comparable option to purchase shares of the capital stock of the successor corporation (or parent),

      (ii) such option is to be replaced with a cash incentive program of the successor corporation that preserves the spread existing on the unvested option shares at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to such option or

      (iii) the acceleration of such option is subject to other limitations imposed by the Board or Compensation Committee at the time of the option grant.

   Immediately following the consummation of the Corporate Transaction, all outstanding options will terminate and cease to be exercisable, except to the extent assumed by the successor corporation.

   Also upon a Corporate Transaction, the Company's outstanding repurchase rights applicable to shares obtained under option exercises or shares directly issued under the Option Plan will terminate automatically unless assigned to the successor corporation.

   For any options that are assumed or replaced in the Corporate Transaction and do not otherwise accelerate at that time, the Board or Compensation Committee may accelerate the vesting if the optionee experiences an involuntary termination within 18 months following the effective date of such Corporate Transaction. Any options so accelerated will remain exercisable for fully vested shares until the earlier of (i) the expiration of the option term or (ii) the expiration of the one-year period measured from the effective date of the involuntary termination.

   If one of the following transactions ("Change in Control") occurs:

      (i) any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) acquires beneficial ownership of more than 50% of the Company's outstanding voting stock without the Board's recommendation, or

      (ii) there is a change in Board membership over a period of 36 consecutive months or less such that a majority of the Board members ceases by reason of a proxy contest, to be comprised of individuals who (a) have been Board members continuously since the beginning of such period or (b) have been elected or nominated for selection as Board members by the continuing Board members, the Board or Compensation Committee has the discretion to accelerate the vesting of outstanding options and terminate the Company's outstanding repurchase rights. The Board or Compensation Committee also has the discretion to terminate the Company's outstanding repurchase rights if the optionee terminates service within a specified period following the Change in Control.

   The acceleration of vesting of options in the event of a Corporate Transaction or Change in Control may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, a takeover attempt, or other efforts to gain control of the Company.

   Valuation. For purposes of establishing the option exercise price, stock issuance purchase price and for all other valuation purposes under the Option Plan, the fair market value of a share of Common Stock on any relevant date will be the closing price per share of Common Stock on that date, as such price is reported on the Nasdaq National Market System. The closing price of the Common Stock on November 25, 1998 was $20.75 per share.

   Changes in Capitalization. In the event any change is made to the Common Stock issuable under the Option Plan, such as a stock split, stock dividend, combination of shares, exchange of shares, or other change affecting the outstanding Common Stock as a class without the Company's receipt of consideration, appropriate adjustments will be made to:

      (i) the maximum number and/or class of securities issuable under the Option Plan,

      (ii) the maximum number and/or class of securities for which any one person may be granted options and direct stock issuances per calendar year,

      (iii) the maximum number and/or class of securities for which the share reserve is to increase automatically each year, and

      (iv) the number and/or class of securities and the exercise price per share in effect under each outstanding option in order to prevent the dilution or enlargement of benefits thereunder.

   Each outstanding option that is assumed in connection with a Corporate Transaction will be appropriately adjusted to apply and pertain to the number and class of securities that would have been issued in connection with the Corporate Transaction to the option holder had the option been exercised immediately before the Corporate Transaction. Appropriate adjustments will also be made to the option exercise price payable per share and to the class and number of securities available for future issuance under the Option Plan on both an aggregate and a per-participant basis.

   Option Plan Amendments. The Board may amend or modify the Option Plan in any and all respects whatsoever. The approval of the stockholders will be obtained to the extent required by applicable law.

   Unless sooner terminated by the Board, the Option Plan will in all events terminate on March 6, 2006. Any options outstanding at the time of such termination will remain in force and be governed by the option agreements and the Option Plan that is effective on the option grant date.

   As of November 25, 1998:

   o  Options covering 1,886,754 shares were outstanding under the Option Plan;
   o 264,832 shares remained available for future option grant (but see next paragraph);
   o  361,014 shares have been issued under the Option Plan;
   o The expiration dates for all such options range from March 31, 2004 to November 23, 2008.

   The Company has signed offer letters with employees who are expected to start January 1, 1999 and based on the commitments with these new employees, the number of shares available for future option grant on January 1, 1999 will only be 98,432 shares.

   No options have been granted on the basis of the proposed share increase. Because the Option Plan is discretionary, benefits to be received by individual optionees are not determinable. The table below shows, as to each of the executive officers named in the Summary Compensation Table and the various indicated individuals and groups, (i) the number of shares of Common Stock for which options have been granted under the Option Plan for the one year period ending September 30, 1998 plus the period through November 25, 1998 and (ii) the weighted average exercise price payable per share. No direct stock issuances were made under the Option Plan during this period.

NEW PLAN BENEFITS AND OPTION GRANT TABLE

                                               NUMBER OF  WEIGHTED AVERAGE
                                                OPTION    EXERCISE PRICE OF
       NAME AND POSITION                        SHARES     GRANTED OPTIONS
       -----------------                       ---------  -----------------
Christopher J. Dawes........................          0              0
Stephen A. Allott...........................    184,637         $ 5.54
David N. Dorrance...........................     85,000         $ 3.79
Mark J. Peach...............................    118,020         $ 3.87
Timothy J. Tokarsky.........................     77,000         $ 2.50
Executive Officers as a group (7 persons)...    614,106         $ 5.25
Non-employee directors as a group
  (2 persons)...............................          0              0
All employees, including current officers
who are not executive officers, as a group
  (approximately 199 persons)...............  1,886,754         $ 6.26

----------

FEDERAL INCOME TAX CONSEQUENCES OF OPTIONS AND OTHER RIGHTS GRANTED UNDER THE OPTION PLAN

   Options granted under the Option Plan may be either incentive stock options that satisfy the requirements of Section 422 of the Internal Revenue Code or non-statutory options that are not intended to meet such requirements. The Federal income tax treatment for the two types of options differs as follows:

   Incentive Stock Options. No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. However, the excess of the fair market value of the purchased shares over the exercise price paid for the shares on the date of exercise will be includable in alternative minimum taxable income. In addition, the optionee will recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of disposition.

      1. Individual: For Federal tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying.

      o The optionee will make a qualifying disposition of the purchased shares if the sale or other disposition of such shares is made after the optionee has held the shares for more than 2 years after the option grant date and more than 1 year after the exercise date.

      o If the optionee fails to satisfy either of these two holding periods before the sale or other disposition of the purchased shares, then a disqualifying disposition will result.

   Upon a qualifying disposition of the shares, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for such shares. If there is a disqualifying disposition of the shares, then the excess of (i) the fair market value of those shares on the date the option was exercised over (ii) the exercise price paid for the shares will be taxable as ordinary income. Any additional gain recognized upon the disposition will be a capital gain.

      2. Company: If the optionee makes a disqualifying disposition of the purchased shares, then the Company will be entitled to an income tax deduction for the taxable year in which such disposition occurs. The Company's deduction is equal to the amount of taxable income recognized by the optionee. The Company is allowed a deduction only if the optionee makes a disqualifying disposition of the purchased shares.

   Non-Statutory Options.

      1. Individual: No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will in general recognize ordinary income in the year in which the option is exercised equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

      2. Company: The Company will be entitled to a business expense deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will in general be allowed for the taxable year of the Company in which such ordinary income is recognized by the optionee.

   Options with Repurchase Right. Special provisions of the Internal Revenue Code apply to the acquisition of Common Stock under an option if the purchased shares are subject to repurchase by the Company. These special provisions may be summarized as follows:

      1. If the shares acquired upon exercise of the option may be repurchased by the Company at the original exercise price upon the optionee's service termination before vesting in such shares, the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income (for non-statutory options) and alternative minimum taxable income (for incentive stock options), as and when the Company's repurchase right lapses, an amount equal to the excess of (a) the fair market value of the shares on the date such repurchase right lapses for such shares over (b) the exercise price paid for the shares.

      2. The optionee may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income or alternative minimum taxable income, as applicable, in the year of the option exercise an amount equal to the excess of (a) the fair market value of the purchased shares on the exercise date over (b) the exercise price paid for such shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when the repurchase right lapses.

      3. The tax consequence of disposing the option shares will depend on whether the option is an incentive stock option or non-statutory option, as described above.

   Stock Appreciation Rights. An optionee who is granted a stock appreciation right will recognize ordinary income in the year of exercise equal to the amount of the appreciation distribution. The Company will be entitled to a business expense deduction equal to the appreciation distribution for the taxable year of the Company in which the ordinary income is recognized by the optionee.

   Stock Issuances. The tax principles applicable to direct stock issuances under the Option Plan will be substantially the same as those summarized above for the exercise of non-statutory option grants and the discussion of the repurchase right.

RECOMMENDATION OF THE BOARD OF DIRECTORS

   THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE AMENDMENT TO THE 1997 STOCK OPTION/STOCK ISSUANCE PLAN.


             PROPOSAL NO. 3 -- RATIFICATION OF INDEPENDENT AUDITORS

   The Board of Directors has appointed the firm of KPMG Peat Marwick LLP, independent auditors, to audit the financial statements of the Company for the fiscal year ending September 30, 1999. KPMG Peat Marwick LLP has audited the Company's financial statements since the fiscal year ended September 30, 1995.

   A representative of KPMG Peat Marwick LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions. In the event the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection.

RECOMMENDATION OF THE BOARD OF DIRECTORS

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE SELECTION OF KPMG PEAT MARWICK LLP TO SERVE AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 1999.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

REPURCHASES OF STOCK FROM CERTAIN OFFICERS

   On July 15, 1997, the Company repurchased 120,000 shares of Common Stock at a per share purchase price of $2.50 from Christopher J. Dawes, then President, Chief Executive Officer and Chairman of the Board of the Company. On November 13, 1997, the Company repurchased 777,605 shares of Common Stock at a per share purchase price of $6.43 from Mr. Dawes.

LOANS TO CERTAIN OFFICERS

   The Company has loaned funds to Christopher J. Dawes pursuant to interest free loans. These loans have had fluctuating balances equaling in the aggregate $158,613 at September 30, 1996 and $1.2 million at September 30, 1997. The outstanding loan balance as of September 30, 1996 has been translated from British pounds sterling into United States dollars solely for the convenience of the reader at pound sterling1.00 = $1.62, based on the New York foreign exchange selling rate at 4:00 p.m. Eastern time as reported in the Wall Street Journal.

   All future transactions, including loans between the Company and its officers, directors, principal stockholders and their affiliates will be approved by a majority of the Board of Directors, including a majority of the independent and disinterested outside directors on the Board of Directors.

                COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

   The members of the Board of Directors, the executive officers of the Company and persons who hold more than 10% of the Company's outstanding Common Stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended, which require them to file reports with respect to their ownership of the Company's Common Stock and their transactions in such Common Stock. Based upon (i) the copies of Section 16(a) reports that the Company received from such persons for their 1998 fiscal year transactions in the Common Stock and their Common Stock holdings and (ii) the written representations received from one or more of such persons that no annual Form 5 reports were required to be filed by them for the 1998 fiscal year, the Company believes that all reporting requirements under Section 16(a) for such fiscal year were met in a timely manner by its executive officers, Board members and greater than ten-percent stockholders, except that one late Form 3 was filed by Michael E.W. Jackson.

                                    FORM 10-K

   THE COMPANY WILL MAIL WITHOUT CHARGE, UPON WRITTEN REQUEST, A COPY OF THE COMPANY'S REPORT ON FORM 10-K FOR FISCAL YEAR 1998, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULES, AND LIST OF EXHIBITS. REQUESTS SHOULD BE SENT TO MICROMUSE INC., 139 TOWNSEND STREET, SAN FRANCISCO, CALIFORNIA 94107, ATTN:
INVESTOR RELATIONS.

                  STOCKHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

   Stockholder proposals that are intended to be presented at the 2000 Annual Meeting that are eligible for inclusion in the Company's proxy statement and related proxy materials for that meeting under the applicable rules of the Securities and Exchange Commission must be received by the Company no later than November 29, 1999 in order to be included. Pursuant to new amendments to Rule 14a-4(c) of the Securities Exchange Act of 1934, as amended, if a stockholder who intends to present a proposal at the 2000 annual meeting of stockholders does not notify the Company of such proposal on or prior to November 29, 1999, then management proxies would be allowed to use their discretionary voting authority to vote on the proposal when the proposal is raised at the annual meeting, even though there is no discussion of the proposal in the 2000 proxy statement. The Company currently believes that the 2000 annual meeting of stockholders will be held during the last week of January 2000. Such stockholder proposals should be addressed to Micromuse Inc., 139 Townsend Street, San Francisco, CA 94107, Attn: Investor Relations.

                                  OTHER MATTERS

   The Board knows of no other matters to be presented for stockholder action at the Annual Meeting. However, if other matters do properly come before the Annual Meeting or any adjournments or postponements thereof, the Board intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.



                                         BY ORDER OF THE BOARD OF DIRECTORS
                                         OF MICROMUSE INC.



San Francisco, California
January 6, 1999

   WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING. IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE MEETING.

   THANK YOU FOR YOUR ATTENTION TO THIS MATTER. YOUR PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING.

PROXY                            MICROMUSE INC.                            PROXY
                   139 TOWNSEND STREET, SAN FRANCISCO CA 94107

  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF MICROMUSE INC.
       FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JANUARY 28, 1999

The undersigned holder of Common Stock, par value $0.01, of Micromuse Inc. (the "Company") hereby appoints Michael B. Taylor proxy for the undersigned, with full power of substitution, to represent and to vote as specified in this Proxy all Common Stock of the Company that the undersigned stockholder would be entitled to vote if personally present at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Thursday, January 28, 1999 at 10:00 a.m. pacific standard time, at the Sheraton Palace Hotel, 2 New Montgomery Street, San Francisco, California, 94105 and at any adjournments or postponements of the Annual Meeting. The undersigned stockholder hereby revokes any proxy or proxies heretofore executed for such matters.

        THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS, FOR PROPOSAL 2 AND FOR PROPOSAL 3, AND IN ACCORDANCE WITH THE DETERMINATION OF THE BOARD OF DIRECTORS AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING. THE UNDERSIGNED STOCKHOLDER MAY REVOKE THIS PROXY AT ANY TIME BEFORE IT IS VOTED BY DELIVERING TO THE CORPORATE SECRETARY OF THE COMPANY EITHER A WRITTEN REVOCATION OF THE PROXY OR A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY APPEARING AT THE ANNUAL MEETING AND VOTING IN PERSON.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE DIRECTORS, "FOR" PROPOSAL 2 AND "FOR" PROPOSAL 3. TO VOTE AT THE ANNUAL MEETING IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS OF MICROMUSE INC., YOU MAY SIGN AND DATE THE REVERSE SIDE OF THIS CARD WITHOUT CHECKING ANY BOX.

        PLEASE MARK, SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED RETURN ENVELOPE. IF YOU RECEIVE MORE THAN ONE PROXY CARD, PLEASE SIGN AND RETURN ALL CARDS IN THE ENCLOSED ENVELOPE.

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)


                                    (Reverse)

                                 MICROMUSE INC.

    [X] PLEASE MARK VOTES AS IN THIS EXAMPLE

1. To elect the following directors to serve for a term ending upon the 2001 Annual Meeting of Stockholders or until their successors are elected and qualified: Nominees: Stephen A. Allott, Angela Dawes, David C. Schwab

    [ ] FOR          [ ] WITHHELD          [ ] FOR all nominees, except for
                                               nominees written below.

    ---------------------------------------------------------------------------
                              NOMINEE EXCEPTION(S)

2. To approve an amendment to the 1997 Stock Option/Stock Issuance Plan to increase the number of shares available for issuance.

   [ ] FOR           [ ] AGAINST           [ ] ABSTAIN

3. To ratify the appointment of KPMG Peat Marwick LLP as the Company's independent accountants for the fiscal year ending September 30, 1999.

   [ ] FOR           [ ] AGAINST           [ ] ABSTAIN

   In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

   The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

                                    Date: ________________________________, 1999

                                    Signature: _________________________________

                                    Signature (if held jointly):

                                    ____________________________________________

                                    Please date and sign exactly as your name(s) is (are) shown on the share certificate(s) to which the Proxy applies. When shares are held as joint-tenants, both should sign. When signing as an executor, administrator, trustee, guardian, attorney-in fact or other fiduciary, please give full title as such. When signing as a corporation, please sign in full corporate name by President or other authorized officer. When signing as a partnership, please sign in partnership name by an authorized person.